Chanticleer Holdings Executes Agreement and Plan of Merger to Acquire Spoon Bar & Kitchen

CHARLOTTE, NC--(January 15, 2014) - Chanticleer Holdings, Inc. (HOTR) ("Chanticleer Holdings" or "the Company"), headquartered in Charlotte, North Carolina, announced today that the Company has executed an Agreement and Plan of Merger to acquire Spoon Bar & Kitchen through the purchase of all of the outstanding shares of Dallas Spoon, LLC and Dallas Spoon Beverage, LLC. Once the transaction is finalized, Dallas Spoon and Dallas Spoon Beverage will be subsidiaries of the Company.

Spoon Bar & Kitchen is a fine dining seafood restaurant by Chef John Tesar. The restaurant has received numerous awards from national publications including Conde Nast, Bon Appetite, and Esquire Magazine. Chanticleer intends to expand the Spoon brand into a new, fast-casual dining concept.

Mike Pruitt, CEO and President of Chanticleer Holdings commented, “We are excited to complete this acquisition. As we begin our 2014 growth strategy, we believe the Spoon brand has the appeal that today’s consumers are looking for in a cutting-edge, wholesome seafood menu. We look forward to expanding the brand with the culinary knowledge of Chef Tesar. ”

The terms of the agreement calls for Chanticleer to issue 195,000 HOTR units to Express Working Capital, L.L.C., the parent company of Dallas Spoon and Dallas Spoon Beverage. Each unit consists of one share of the Company’s common stock, and one five-year warrant, 97,500 of which are exercisable at $5.50 and 97,500 exercisable $7.00. The value of the share exchange will be dependent upon Chanticleer Holding's stock price at date of closing. Final closing is anticipated on or before January 31, 2014.

About Spoon Bar & Kitchen

Spoon Bar & Kitchen is a fine dining seafood restaurant by James Beard nominated chef John Tesar. Spoon offers several unique dining experiences. Expect a built-in raw bar offering two selections of oysters per night, a semi-private wine room with a chef’s table, and an interactive counter overlooking the open kitchen where diners can sample experimental cuisine. The menu focuses on responsibly sourced seafood using the highest quality ingredients. Patrons can choose from the a la carte menu or opt for a chef’s tasting menu that changes nightly. The interior, designed by Breckenridge Taylor, exudes the feeling of a seaside bistro with modern accents. The 58-seat dining room features textured plaster walls, antique mirrors, rounded banquettes and a sleek marble bar. Located at 8220-B Westchester Drive, Spoon is open for dinner Tuesday through Thursday from 5 p.m. to 10 p.m., Friday through Saturday from 5 p.m. to 11 p.m., and Sunday from 5 p.m. to 10 p.m. The restaurant is open for lunch Tuesday through Friday from 11 a.m. to 2 p.m. For reservations and more information, please visit www.spoonbarandkitchen.com.

About Chanticleer Holdings, Inc.

Chanticleer Holdings (HOTR), together with its subsidiaries, owns and operates restaurant brands in the United States and internationally. The Company is a franchisee of Hooters® restaurants in international markets including England, South Africa, Hungary, and Brazil and has joint ventured with the current Hooters franchisee in Australia. Chanticleer continues to evaluate additional international opportunities. The Company also owns and operates American Roadside Burgers and owns a majority interest in Just Fresh restaurants in the U.S.

For further information, please visit www.chanticleerholdings.com

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Forward-Looking Statements:

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Contact:
Chanticleer Holdings, Inc.
Investor Relations
Phone: 704.366.5122
ir@chanticleerholdings.com